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                                                                     EX-99.B(11)

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our report dated May 2, 1997 on our audit of the financial statements and financial highlights of Flag Investors Value Builder Fund, Inc. in the Statement of Additional Information with respect to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (No. 33-46279) under the Securities Act of 1933 of Flag Investors Value Builder Fund, Inc. We also consent to the the references to our Firm under the headings "Financial Highlights" and "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


/s/ COOPERS & LYBRAND L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 28, 1997